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Exhibit 16




         Aaron Stein
Certified Public Accountant
                                                        PO Box 406
                                                      981 Allen Lane
                                                     Woodmere, NY 11598
                                                        516-569-0520



August 6, 2003



U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



Gentlemen:

On August 6, 2003, this firm received a copy of Form 8-K, Current Report to be filed by National Management Consultant, Inc. (SEC File # 000-28459, CIK # 0001100779) reporting an event dated August 6, 2003. We have reviewed Item 4-Changes in Registrant's Certifying Accountant of the Form 8-K.


We have no comments or disagreements with the statements made therein.



Yours truly,

/s/ Aaron Stein
-----------------
Aaron Stein


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